Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jim	Huseby

 Syniverse Investor Relations

 (813) 637-5000

Syniverse Reports Third Quarter 2006 Results

Tampa, Fla. – November 7, 2006 – Syniverse Holdings, Inc. (NYSE: SVR), a leading provider of mission-critical technology services to wireless telecommunications companies worldwide, today reported results for the third quarter 2006.

•	Total revenues were $93.6 million for the third quarter 2006, a 1.8% increase compared to the third quarter 2005.

•	Net revenues, which excludes off-network database queries or pass-thru revenue, was $92.0 million for the third quarter 2006, a 3.5% increase compared to the third quarter 2005.

•	Net income attributable to common stockholders was $17.6 million in the third quarter 2006, compared to a loss of $0.3 million in the third quarter 2005.

•	Cash net income, a non-GAAP measure of profitability, was $19.3 million for the third quarter 2006, nearly flat compared to the third quarter 2005. Cash net income reflects the positive cash impact resulting from the significant difference in amortization of goodwill for financial reporting and tax purposes and is determined by adding the cash savings arising from the tax deductible goodwill amortization to adjusted net income.

•	Cash net income per share was $0.28 in the third quarter 2006, on par with the $0.28 reported in the third quarter 2005.

•	Adjusted EBITDA, a non-GAAP measure of operating cash flow, was $40.5 million for the third quarter 2006, compared to $41.1 million in the third quarter 2005.

“We continued to make progress on our strategic plan in the third quarter,” said Syniverse President and CEO Tony Holcombe. “We reinforced our leading global position in number portability by winning a contract with the Canadian carriers and began integrating Hong Kong-based ITHL, which was acquired in June. We continued to migrate Vodafone properties to our platform during the quarter. However, several properties have requested additional customization, delaying the migrations of these properties until the first quarter 2007.”

Chief Financial Officer Ray Lawless added, “During the third quarter, we exceeded our net revenue and cash net income guidance, and recorded adjusted EBITDA in the upper half of our guidance. Results this quarter benefited from the inclusion of ITHL for the first time and seasonal effects that we typically see in the third quarter.”

“Syniverse continued to generate significant cash from operations while investing in our business to enhance future profitability,” said Lawless. “We generated $27.3 million during the third quarter, and expect to exceed that in the fourth quarter.”

Syniverse Technologies • 8125 Highwoods Palm Way, Tampa, FL USA 33647-1765 • 1 813.637.5000

www.syniverse.com

Third Quarter 2006 Service Line Revenue

Technology Interoperability Services

Technology Interoperability revenues were $43.0 million in the third quarter 2006, a 40.2% increase compared to third quarter 2005, primarily driven by the inclusion of ITHL, increases in clearing, Message Manager, UniRoam, and Mobile Data Roaming.

Network Services

Network Services revenues were $31.9 million in the third quarter 2006, a 9.4% decrease compared to third quarter 2005, primarily driven by previously disclosed migrations and competitive pricing, partially offset by increases in data networking.

Number Portability Services

Number Portability revenues were $7.7 million in the third quarter 2006, a 42.2% decrease compared to the third quarter 2005, primarily driven by the previously disclosed migration of the Sprint port center.

Call Processing Services

Call Processing Services revenues were $7.6 million in the third quarter 2006, a 6.1% increase compared to the third quarter 2005, with increases in international roaming supported by Signaling Solutions offset by a decline in fraud services.

Enterprise Solutions

Enterprise Solutions revenues were $1.8 million in the third quarter 2006.

Off-Network Database Queries (Pass-Through)

Pass-through revenues for the third quarter 2006 were $1.6 million.

Third Quarter 2006 Business Highlights

•	Awarded a contract to provide Wireless Number Portability to a group of 10 Canadian carriers.

•	Won a consolidated service contract with Centennial Wireless, adding Network and Number Portability Services to the existing service relationship.

•	Continued international progress with new global customer wins across multiple products, including clearing & settlement and mobile data roaming.

•	Completed migrations of four operating companies from Vodafone to Syniverse platforms.

Outlook

The company provides the following estimates for 2006:

Full Year 2006
Net Revenues	$328 million - $330 million
Adjusted EBITDA	$131 million - $133 million
Cash Net Income	$59 million - $60 million

Non-GAAP Measures

Syniverse’s Cash Net Income is determined by adding the cash benefit of our tax-deductible goodwill to Adjusted Net Income. This benefit is a result of the differing treatments of approximately $362 million of goodwill on our balance sheet created primarily from our acquisitions from Verizon and of IOS North America. While not amortized for GAAP purposes, goodwill amortization is deductible in calculating our taxable income and hence reduces cash tax liabilities.

Syniverse’s Adjusted Net Income is determined by adding the following to net income (loss): provision for income taxes, restructuring costs, amortization of intangibles recorded in purchase accounting, loss on extinguishment of debt, headquarters facilities move expenses, transition expenses of integrating the IOS North America business and less non-operating gains to arrive at Adjusted Net Income (loss) before provision for income taxes. This adjusted pre-tax result is then further adjusted for a provision for income taxes at an assumed long-term tax rate of 39%, which excludes the effect of our NOLs.

We present Adjusted Net Income and Cash Net Income because we believe that Adjusted Net Income and Cash Net Income provide useful information regarding our operating results, in addition to our GAAP measures. We believe that Adjusted Net Income provides our investors with valuable insight into our profitability exclusive of unusual adjustments, and Cash Net Income provides further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes. Neither of these non-GAAP measures should be reviewed without consideration of our net income and other GAAP measures.

Syniverse’s Adjusted EBITDA is determined by adding the following to net income (loss): net interest expense, provision for income taxes, depreciation, amortization, restructuring charges, loss on extinguishment of debt, headquarters facilities move expenses, the transition expenses of integrating the IOS North America business and less non-operating gains. A reconciliation of Adjusted EBITDA, Adjusted Net Income and Cash Net Income to net income (loss) is presented in the financial tables contained herein.

We present Adjusted EBITDA because we believe that Adjusted EBITDA provides useful information regarding our continuing operating results. We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. We also review Adjusted EBITDA to compare our current operating results with corresponding periods and with the operating results of other companies in our industry. In addition, we also utilize Adjusted EBITDA as an assessment of our overall liquidity and our ability to meet our debt service obligations.

We believe that Adjusted EBITDA, Adjusted Net Income and Cash Net Income are useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe that these measures can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items, which do not directly affect our ongoing operating performance or cash flows. Adjusted EBITDA, Adjusted Net Income and Cash Net Income have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business, and Adjusted Net Income and Cash Net Income should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Adjusted Net Income and Cash Net Income as supplemental information.

Third Quarter 2006 Earnings Call

Syniverse Technologies will host a conference call at 4:30 p.m. (ET) to discuss these results. To participate on the call, U.S. callers may dial toll-free 1-866-713-8565; international callers may dial direct (+1) 617-597-5324. The passcode for the call is 21800507.

The event will be webcast live over the Internet in listen-only mode at http://www.syniverse.com/investorevents.

A replay of the call will be available beginning Nov. 7, 2006, at 6:30 p.m. EST through Nov. 21, 2006, at 11:59 p.m. EST. To access the replay, U.S. callers may dial toll-free 1-888-286-8010; international callers may dial direct (+1) 617-801-6888. The replay passcode is 60891097.

In addition, this earnings call will be archived on the Syniverse Technologies corporate Web site www.syniverse.com under Investors - Webcasts and Presentations.

# # #

About Syniverse

Syniverse Technologies (NYSE: SVR) is a leading provider of mission-critical technology services to wireless telecommunications companies worldwide. Syniverse solutions simplify technology complexities by integrating disparate carriers’ systems and networks in order to provide seamless global voice and data communications to wireless subscribers. Carriers depend on Syniverse’s integrated suite of services to solve their most complex technology challenges and to facilitate the rapid deployment of next generation wireless services. Syniverse provides services to over 350 telecommunications carriers in more than 50 countries, including the ten largest U.S. wireless carriers and seven of the ten largest international wireless carriers. Headquartered in Tampa, Fla., U.S.A., Syniverse has offices in major cities throughout North America, The Netherlands, China, the United Kingdom and a global sales force in Brazil, France, India, Italy, Japan, Luxembourg, Norway, Singapore and Slovakia.

www.syniverse.com

Cautions about Forward-Looking Statements

This press release contains forward-looking statements, including statements about business outlook and strategy, and statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of many factors, including: unpredictable quarterly fluctuations in our business; the effects of competition or consumer and merchant use of our service; any adverse changes in our agreements with our listings providers; the impact of international expansion efforts on our business; and changes in our tax status. These and other risks and uncertainties associated with our business are described in our filings with the Securities and Exchange Commission.

Syniverse Holdings, Inc

Condensed Consolidated Statements of Operations (unaudited)

(In thousands except per share information)

	Three Months Ended September 30, 2005	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2006
Technology Interoperability Services	$30,662	$42,996	$81,062	$99,631
Network Services	35,227	31,911	100,874	94,953
Number Portability Services	13,300	7,682	37,576	21,632
Call Processing Services	7,158	7,596	20,883	22,075
Enterprise Solution	2,517	1,792	8,526	6,005

Revenues excluding Off Network Database Queries	88,864	91,977	248,921	244,296
Off Network Database Queries	3,015	1,590	9,252	6,882

Total Revenues	91,879	93,567	258,173	251,178

Cost of operations	31,603	35,196	98,475	99,947

Gross Margin	60,276	58,371	159,698	151,231

Gross Margin %	65.6%	62.4%	61.9%	60.2%
Gross Margin % before Off Network Database Queries	67.8%	63.5%	64.2%	61.9%

Sales and marketing	6,227	6,297	17,701	18,661
General and administrative	13,649	13,566	36,183	44,550
Depreciation and amortization	11,246	10,685	35,321	30,534
Restructuring	143	668	143	1,006

Operating income	29,011	27,155	70,350	56,480

Other expense, net
Interest expense, net	(7,905)	(6,691)	(26,262)	(19,061)
Loss on extinguishment of debt	(19,016)	—	(42,804)	(924)
Other, net	(6)	57	(6)	387

	(26,927)	(6,634)	(69,072)	(19,598)

Income before provision for income taxes	2,084	20,521	1,278	36,882

Provision for income taxes	2,379	2,939	6,747	6,263

Net income (loss)	(295)	17,582	(5,469)	30,619

Preferred stock dividends	—	—	(4,195)	—

Net income (loss) attributable to common stockholders	$(295)	$17,582	$(9,664)	$30,619

Net income (loss) per share
Basic	$0.00	$0.26	$(0.16)	$0.46
Diluted	$0.00	$0.26	$(0.16)	$0.45
IPO pro forma(1)	$0.00	$0.26	$(0.08)	$0.45

Shares used in calculation
Basic	66,289	67,006	60,442	66,888
Diluted	66,289	67,930	60,442	67,689
IPO pro forma(2)	67,667	67,667	67,667	67,667

Notes:

1)	Assumes no preferred stock dividends since all of the outstanding preferred stock was either redeemed or converted to common shares after our IPO.
2)	Assumes shares outstanding after our IPO were outstanding for the full period above.

Selected Balance Sheet Data (unaudited):	As of September 30, 2006
(in thousands)
Cash	$17,316

Senior subordinated notes	$175,000
Term note B	161,974

Total debt	$336,974

Common stock and additional paid-in capital	$458,329
Accumulated deficit and other comprehensive income	(104,002)

Total stockholders’ equity	$354,327

Syniverse Holdings, Inc

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In thousands except per share information)

	Three Months Ended September 30, 2005	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2006
Reconciliation to adjusted EBITDA
Net income (loss)	$(295)	$17,582	$(5,469)	$30,619
Interest expense, net	7,905	6,691	26,262	19,061
Provision for income taxes	2,379	2,939	6,747	6,263
Depreciation and amortization	11,246	10,685	35,321	30,534
Restructuring	143	668	143	1,006
Loss from disposal of assets	—	—	612	—
SFAS 123R non-cash compensation	—	704		1,033
IOS North America transition expenses	567	—	3,073	794
Facilities move expense	110	(165)	605	5,273
Loss on extinguishment of debt	19,016	—	42,804	924
Litigation settlement	—	1,368	—	1,368
Non-operating gains	—	—	—	(330)

Adjusted EBITDA	$41,071	$40,472	$110,098	$96,545

	Three Months Ended September 30, 2005	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2006
Reconciliation to adjusted net income (loss) and cash net income
Net income (loss)	$(295)	$17,582	$(5,469)	$30,619
Add provision for income taxes	2,379	2,939	6,747	6,263

Income before provision for income taxes	2,084	20,521	1,278	36,882

Restructuring	143	668	143	1,006
Loss from disposal of assets	—	—	612	—
SFAS 123R non-cash compensation	—	704	—	1,033
Purchase accounting amortization	5,742	4,717	18,585	13,131
IOS North America transition expenses	567	—	3,073	794
Facilities move expense	194	(165)	1,016	5,273
Loss on extinguishment of debt	19,016	—	42,804	924
Litigation settlement	—	1,368	—	1,368
Non-operating gains	—	—	—	(330)

Adjusted income before provision for income taxes	27,746	27,813	67,511	60,081

Less assumed provision for income taxes at 39%	(10,821)	(10,847)	(26,329)	(23,432)

Adjusted net income	16,925	16,966	41,182	36,649

Add cash savings of tax deductible goodwill(1)	2,300	2,300	6,900	6,900

Cash net income	$19,225	$19,266	$48,082	$43,549

Adjusted net income per share after IPO	$0.25	$0.25	$0.61	$0.54
Cash net income per share after IPO	$0.28	$0.28	$0.71	$0.64

Shares outstanding after IPO(2)	67,667	67,667	67,667	67,667

1)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.
2)	Assumes shares outstanding after our IPO were outstanding for all periods above.